Exhibit 5.2

Validus Holdings, Ltd.
29 Richmond Road
Pembroke HM 08
Bermuda

Mr. Robert F. Kuzloski	Mailing Address:
Executive Vice President & General Counsel	Suite 1790
48 Par-la-Ville Road
Hamilton, HM 11
Bermuda

July 28, 2017	Telephone: (441) 278-9075
Facsimile: (441) 278-9009
Validus Holdings, Ltd.	robert.kuzloski@validusholdings.com
29 Richmond Road	Website: www.validusholdings.com
Pembroke HM08
Bermuda

Re: Registration Statement of Form S-3

Ladies and Gentlemen:
I am the Executive Vice President and General Counsel of Validus Holdings, Ltd. (the “Company”) and in that capacity represent the Company and its subsidiaries as counsel, and have acted as counsel to the Company in connection with:
1. the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”), pursuant to which (A) the Company proposes to issue and/or sell from time to time (i) Common Shares, par value U.S. $0.175 per share (the “Common Shares”), (ii) Preference Shares (the “Preference Shares”), (iii) debt securities consisting of debentures, notes or other evidences of indebtedness representing unsubordinated obligations of the Company (the “Senior Debt Securities”), (iv) debt securities consisting of debentures, notes or other evidences of indebtedness representing unsecured, subordinated obligations of the Company (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), (v) depositary shares representing fractional interests in Common Shares or Preference Shares (“Depositary Shares”), (vi) warrants to purchase Common Shares (the “Common Share Warrants”), (vii) warrants to purchase Preference Shares (the “Preference Share Warrants”), (viii) warrants to purchase Debt Securities (the “Debt Securities Warrants”), (ix) share purchase contracts obligating holders to purchase, and the Company to sell to the holders thereof or the Company to purchase and the holders thereof to sell to the Company at a future date (the “Share Purchase Contracts”) a specified number of Common Shares or Preference Shares, (x) share purchase units (the “Share Purchase Units”) consisting of one or more Share Purchase Contracts and any one or more of (a) Senior Debt Securities, (b) Subordinated Debt Securities, (c) Preference Shares, and (d) debt or equity obligations of third parties, including, but not limited to U.S. Treasury securities, and (xi) units which may consist of any combination of the securities listed above (the “Units”); and (B) selling shareholders may sell Common Shares from time to time;
2. the indenture dated as of January 26, 2010 (the “Senior Debt Indenture”), between the Company and The Bank of New York Mellon (the “Senior Debt Trustee”);
3. the form of indenture, to be dated on or about the date of first issuance of Subordinated Debt Securities thereunder (the “Subordinated Debt Indenture” and, together with the Senior Debt Indenture, the “Indentures”), between the Company and the Bank of New York Mellon (the “Subordinated Debt Trustee”);
 The Common Shares, the Preference Shares, the Senior Debt Securities, the Subordinated Debt Securities, the Depositary Shares, the Common Share Warrants, the Preference Share Warrants, the Debt Securities Warrants, the Share Purchase Contracts,

the Share Purchase Units and the Units are referred to herein collectively as the “Offered Securities.”  The Offered Securities being registered under the Registration Statement may be offered on a continued or delayed basis pursuant to the provisions of Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”).
In rendering the opinions set forth herein, I have examined originals, photocopies or conformed copies certified to my satisfaction of corporate records, agreements, instruments and documents of the Company, certificates of public officials and other certificates and opinions and have made such other investigations as I have deemed necessary in connection with the opinions set forth herein.  In my examination, I have assumed (a) the due organization and valid existence of the Company, (b) the due authorization, execution, authentication and delivery by all persons of the Registration Statement and each of the documents related thereto, (c) that each of such parties has the legal power to act in the respective capacity or capacities in which he, she or it is to act thereunder, (d) the authenticity of all documents submitted to me as originals, (e) the conformity to the original documents of all documents submitted to me as copies and (f) the genuineness of all signatures on the Registration Statement and all documents submitted to me.
Based upon and subject to the foregoing and assuming that (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws at the time the Offered Securities are offered or issued as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Offered Securities offered thereby and will at all relevant times comply with all applicable laws, (iii) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (iv) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Offered Securities will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto, (v) the applicable Indenture(s) will have been duly qualified under the Trust Indenture Act of 1939, as amended, and (vi) any Offered Securities issuable upon conversion, exercise or exchange of any Offered Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange, I advise you that in my opinion:
1. Insofar as the laws of the State of New York are applicable thereto, when (A) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the Senior Debt Securities and related matters, (B) the terms of the Senior Debt Securities and their issuance and sale have been duly established in conformity with the Senior Debt Indenture so as not to violate any applicable law, the Memorandum of Association or the Amended and Restated Bye-laws of the Company or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (C) either a supplemental indenture has been duly authorized, executed and delivered by the Company and the Senior Debt Trustee or a securities resolution has been duly executed setting forth the terms of the Senior Debt Securities, in each case, in accordance with the Senior Debt Indenture and (D) the Senior Debt Securities, in the form established in accordance with the Senior Debt Indenture filed as an exhibit to the Registration Statement, have been duly executed and delivered by the Company and authenticated by the Senior Debt Trustee in accordance with the provisions of the Senior Debt Indenture and delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Senior Debt Securities will constitute valid and legally binding obligations of the Company entitled to the benefits of the Senior Debt Indenture and enforceable against the Company in accordance with their terms, except that (a) the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors’ rights or remedies generally and (ii) general principles of equity and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) and (b) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances ((a) and (b) collectively, the “Enforceability Exceptions”).
2. Insofar as the laws of the State of New York are applicable thereto, when (A) the execution of the Subordinated Debt Indenture has been duly authorized by the Company by appropriate action, (B) the Subordinated Debt Indenture, in the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Subordinated Debt Trustee, (C) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the Subordinated Debt Securities and related matters, (D) the terms of the Subordinated Debt Securities and their issuance and sale have been duly established in conformity with the Subordinated Debt Indenture so as not to violate any applicable law, the Memorandum of Association or the Amended and Restated Bye-laws of the Company or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (E) either a supplemental indenture has been duly authorized, executed and delivered by the Company and the Subordinated Debt Trustee or a securities resolution has been duly executed setting forth the terms of the Subordinated Debt Securities, in each case, in accordance with the Subordinated Debt Indenture and (F) the Subordinated Debt Securities, in the form established in accordance with the Subordinated Debt Indenture filed as an exhibit to the Registration Statement, have been duly executed and delivered by the Company and authenticated by the Subordinated Debt Trustee in accordance with the provisions of the Subordinated Debt Indenture and delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Subordinated Debt Securities will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Subordinated Debt Indenture and enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions.
3. Insofar as the laws of the State of New York are applicable thereto, when (A) the execution of the deposit agreement pursuant to which the Depositary Shares will be issued (the “Deposit Agreement”) has been duly authorized by the Company by appropriate action, (B) the Deposit Agreement has been duly executed and delivered by the Company and the depositary thereunder, (C) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the Depositary Shares and related matters and (D) the Depositary Shares, in the form included in the Deposit Agreement, have been duly executed and delivered by the Company and countersigned by the depositary thereunder pursuant to the Deposit Agreement and delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Depositary Shares will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.
4. Insofar as the laws of the State of New York are applicable thereto, when (A) the execution of the warrant agreement pursuant to which the Common Share Warrants will be issued (the “Common Share Warrant Agreement”) has been duly authorized by the Company by appropriate action, (B) the Common Share Warrant Agreement has been duly executed and delivered by the Company and the warrant agent thereunder, (C) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the Common Share Warrants and related matters, including, without limitation, any necessary reservation of Common Shares issuable upon exercise of the Common Share Warrants and (D) the Common Share Warrants, in the form included in the Common Share Warrant Agreement, have been duly executed and delivered by the Company and countersigned by the warrant agent thereunder pursuant to the Common Share Warrant Agreement and delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Common Share Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.
5. Insofar as the laws of the State of New York are applicable thereto, when (A) the execution of the warrant agreement pursuant to which the Preference Share Warrants will be issued (the “Preference Share Warrant Agreement”) has been duly authorized by the Company by appropriate action, (B) the Preference Share Warrant Agreement has been duly executed and delivered by the Company and the warrant agent thereunder, (C) the board directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the Preference Share Warrants and related matters, including, without limitation, any necessary reservation of Preference Shares issuable upon exercise of the Preference Share Warrants and (D) the Preference Share Warrants, in the form included in the Preference Share Warrant Agreement, have been duly executed and delivered by the Company and countersigned by the warrant agent thereunder pursuant to the Preference Share Warrant Agreement and delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Preference Share Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.
6. Insofar as the laws of the State of New York are applicable thereto, when (A) the execution of the warrant agreement pursuant to which the Debt Securities Warrants will be issued (the “Debt Securities Warrant Agreement”, and together with the Common Share Warrant Agreement and the Preference Share Warrant Agreement, the “Warrant Agreements”) has been duly authorized by the Company by appropriate action, (B) the Debt Securities Warrant Agreement has been duly executed and delivered by the Company and the warrant agent thereunder, (C) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the Debt Securities Warrants and related matters, including, without limitation, any necessary reservation of Debt Securities issuable upon exercise of the Debt Securities Warrants and (D) the Debt Securities Warrants, in the form included in the Debt Securities Warrant Agreement, have been duly executed and delivered by the Company and countersigned by the warrant agent thereunder pursuant to the Debt Securities Warrant Agreement and delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Debt Securities Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.
7. Insofar as the laws of the State of New York are applicable thereto, when (A) the execution of the Share Purchase Contracts has been duly authorized by the Company and each counter- party thereunder by appropriate action, (B) the Share Purchase Contracts have been duly executed and delivered by the Company and the counter-party thereunder, (C) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the Share Purchase Contracts and related matters and (D) the Share Purchase Contracts, in an appropriate form, have been duly executed and delivered by the Company and countersigned by the counter-party thereunder and delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Share Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.
8. Insofar as the laws of the State of New York are applicable thereto, when (A) the execution of the Share Purchase Units has been duly authorized by the Company and each counter-party thereunder by appropriate action, (B) the Share Purchase Units have been duly executed and delivered by the Company and the counter-party thereunder, (C) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the Share Purchase Units and related matters and (D) the Share Purchase Units, in an appropriate form, have been duly executed and delivered by the Company and countersigned by the counter-party thereunder and delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Share Purchase Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.
9. Insofar as the laws of the State of New York are applicable thereto, when (A) the execution of the unit agreement pursuant to which the Units will be issued (the “Unit Agreement”) has been duly authorized by the Company and each counter-party thereunder by appropriate action, (B) the Unit Agreement has been duly executed and delivered by the Company and the counter-party thereunder, (C) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the Units and related matters and (D) the Units, in an appropriate form, have been duly executed and delivered by the Company and countersigned by the counter-party thereunder and delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.
In giving my opinion, I am relying, without independent verification (A) as to all matters of fact, upon certificates and written statements of officers of the Company and (B) as to all matters of Bermuda law, on the opinion of Appleby, Bermuda, dated of even date herewith and filed as Exhibit 5.1 to the Registration Statement.
I am a member of the Bar of the State of New York and do not purport to be an expert in or to express any opinion concerning the laws of any jurisdictions other than the laws of the State of New York and the federal laws of the United States of America.  In rendering the opinions set forth above, I express no opinion as to the laws of any jurisdictions other than the laws of the State of New York and the federal laws of the United States.  Accordingly, my opinions expressed in paragraphs 1 through 9 above are not intended as opinions under the laws of the jurisdictions of organization of the Company and are intended to cover only the nature of the Indentures, the Warrant Agreements, the Share Purchase Contracts, the Share Purchase Units, the Unit Agreement and the Offered Securities as contracts and obligations created under and governed by the laws of the State of New York.
I hereby consent to the reference to me in the Registration Statement under the caption “Legal Matters” and to the inclusion of this opinion as an exhibit to the Registration Statement.  My consent to such reference does not constitute a consent under Section 7 of the Securities Act, as in consenting to such reference I have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Robert F. Kuzloski, Esq.